                                                                  Exhibit 10.9.2
                                                                  [5/30/01]





                                  $500,000,000

                                     FORM OF
                                    FIVE-YEAR
                                CREDIT AGREEMENT


                            dated as of May 30, 2001


                                      among


                           New Rockwell Collins, Inc.
                     (to be renamed Rockwell Collins, Inc.),

                             The Banks Listed Herein


                                       and


                            The Chase Manhattan Bank,
                                    as Agent






                          J.P. Morgan Securities Inc.,
                        Sole Lead Arranger and Bookrunner

                                TABLE OF CONTENTS

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                                    ARTICLE 1
                                   DEFINITIONS

           SECTION 1.01.  Definitions.........................................................     1
           SECTION 1.02.  Accounting Terms and Determinations.................................    11
           SECTION 1.03.  Types of Borrowings.................................................    11


                                    ARTICLE 2
                                   THE CREDITS

           SECTION 2.01.  Commitments to Lend.................................................    11
           SECTION 2.02.  Notice of Committed Borrowing.......................................    12
           SECTION 2.03.  Competitive Bid Borrowings..........................................    12
           SECTION 2.04.  Notice to Banks; Funding of Loans...................................    15
           SECTION 2.05.  Notes...............................................................    16
           SECTION 2.06.  Maturity of Loans...................................................    17
           SECTION 2.07.  Interest Rates......................................................    17
           SECTION 2.08.  Method of Electing Interest Rates...................................    19
           SECTION 2.09.  Facility Fee........................................................    20
           SECTION 2.10.  Optional Termination or Reduction of Commitments....................    20
           SECTION 2.11.  Scheduled Termination of Commitments................................    21
           SECTION 2.12.  Optional Prepayments................................................    21
           SECTION 2.13.  General Provisions as to Payments...................................    21
           SECTION 2.14.  Funding Losses......................................................    22
           SECTION 2.15.  Computation of Interest and Fees....................................    22
           SECTION 2.16.  Regulation D Compensation...........................................    22
           SECTION 2.17.  Commitment Increase; Additional Banks...............................    23

                                    ARTICLE 3
                                   CONDITIONS

           SECTION 3.01.  Effectiveness.......................................................    24
           SECTION 3.02.  Borrowings..........................................................    24


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

           SECTION 4.01.  Corporate Existence and Power.......................................    25
           SECTION 4.02.  Corporate and Governmental Authorization; No Contravention..........    25
           SECTION 4.03.  Binding Effect......................................................    25
           SECTION 4.04.  Financial Information...............................................    26

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
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                                                                                                PAGE
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           SECTION 4.05.  Litigation..........................................................   26
           SECTION 4.06.  Environmental Matters...............................................   26


                                    ARTICLE 5
                                    COVENANTS

           SECTION 5.01.  Information.........................................................   27
           SECTION 5.02.  Maintenance of Existence............................................   27
           SECTION 5.03.  Compliance with Laws................................................   27
           SECTION 5.04.  Use of Proceeds.....................................................   28
           SECTION 5.05.  Debt to Capitalization..............................................   28
           SECTION 5.06.  Mergers, Consolidations and Sales of Assets.........................   28
           SECTION 5.07.  Limitations on Liens................................................   29
           SECTION 5.08.  Limitations on Sale and Lease-Back..................................   31
           SECTION 5.09.  Limitations on Change in Subsidiary Status..........................   32


                                    ARTICLE 6
                                    DEFAULTS

           SECTION 6.01.  Events of Default...................................................   33
           SECTION 6.02.  Notice of Default...................................................   34


                                    ARTICLE 7
                                    THE AGENT

           SECTION 7.01.  Appointment and Authorization.......................................   34
           SECTION 7.02.  Agent and Affiliates................................................   34
           SECTION 7.03.  Action by Agent.....................................................   35
           SECTION 7.04.  Consultation with Experts...........................................   35
           SECTION 7.05.  Liability of Agent..................................................   35
           SECTION 7.06.  Indemnification.....................................................   35
           SECTION 7.07.  Credit Decision.....................................................   35
           SECTION 7.08.  Successor Agent.....................................................   36
           SECTION 7.09.  Agent's Fee.........................................................   36


                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

           SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair............   36
           SECTION 8.02.  Illegality..........................................................   37
           SECTION 8.03.  Increased Cost and Reduced Return...................................   37
           SECTION 8.04.  Taxes...............................................................   39
           SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans...........   40

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
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                                    ARTICLE 9
                                  MISCELLANEOUS

           SECTION 9.01.  Notices.............................................................  41
           SECTION 9.02.  No Waivers..........................................................  41
           SECTION 9.03.  Expenses; Indemnification...........................................  41
           SECTION 9.04.  Sharing of Set-offs.................................................  42
           SECTION 9.05.  Amendments and Waivers..............................................  42
           SECTION 9.06.  Successors and Assigns..............................................  42
           SECTION 9.07.  Designated Lenders..................................................  44
           SECTION 9.08.  Collateral..........................................................  45
           SECTION 9.09.  Governing Law; Submission to Jurisdiction...........................  45
           SECTION 9.10.  Counterparts; Integration...........................................  46
           SECTION 9.11.  Waiver of Jury Trial................................................  46

           Pricing Schedule

           Exhibit A -   Note
           Exhibit B -   Competitive Bid Quote Request
           Exhibit C -   Invitation for Competitive Bid Quotes
           Exhibit D -   Competitive Bid Quote
           Exhibit E -   Opinion of General Counsel of the Company
           Exhibit F -   Opinion of Special Counsel for the Agent
           Exhibit G -   Assignment and Assumption Agreement
           Exhibit H -   Designation Agreement

                                    FIVE-YEAR
                                CREDIT AGREEMENT


         AGREEMENT dated as of May 30, 2001 among NEW ROCKWELL COLLINS, INC. (to be renamed Rockwell Collins, Inc.), the BANKS listed on the signature pages hereof and THE CHASE MANHATTAN BANK, as Agent.

         The parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS


         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03.

         "ADDITIONAL BANK" means any financial institution that becomes a Bank for purposes hereof in connection with an increase in the aggregate amount of the Commitments pursuant to Section 2.17.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

         "AGENT" means The Chase Manhattan Bank in its capacity as agent for the Banks hereunder, and its successors in such capacity.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office.

         "APPROVED FUND" means any Fund that is administered or managed by (i) a Bank, (ii) an affiliate of a Bank or (iii) an entity or an affiliate of an entity that administers or manages a Bank.

         "ASSIGNEE" has the meaning set forth in Section 9.06(c).

         "BANK" means each bank listed on the signature pages hereof, each Additional Bank, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Committed Loan that bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or Article 8.

         "BORROWING" has the meaning set forth in Section 1.03.

         "COMMISSION" means the Securities and Exchange Commission, or any successor to its duties under the Securities Exchange Act of 1934.

         "COMMITMENT" means (i) with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, (ii) with respect to each Additional Bank which becomes a Bank pursuant to Section 2.17, the amount of the Commitment thereby assumed by it or (iii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.10, increased from time to time pursuant to Section 2.17 or changed as a result of an assignment pursuant to Section 9.06(c).

         "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "COMPANY" means New Rockwell Collins, Inc. (to be renamed Rockwell Collins, Inc.), a Delaware corporation incorporated in March 2001, and its successors.

         "COMPANY'S INFORMATION STATEMENT" means the Information Statement on Form 10, as filed by the Company with the SEC on April 12, 2001 in connection with the Contribution and the Distribution.

         "COMPETITIVE BID ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

         "COMPETITIVE BID ABSOLUTE RATE LOAN" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

         "COMPETITIVE BID LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Competitive Bid Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Competitive Bid Lending

Offices for its Competitive Bid LIBOR Loans, on the one hand, and its Competitive Bid Absolute Rate Loans, on the other hand, in which case all references herein to the Competitive Bid Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "COMPETITIVE BID LIBOR LOAN" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "COMPETITIVE BID LOAN" means a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

         "COMPETITIVE BID MARGIN" has the meaning set forth in Section 2.03(d).

         "COMPETITIVE BID QUOTE" means an offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.03.

         "CONSOLIDATED DEBT" means, at any date, the Debt of the Company and its Restricted Subsidiaries, as consolidated and determined as of such date in accordance with GAAP.

         "CONSOLIDATED FUNDED DEBT" means, at any date, the Funded Debt of the Company and its Restricted Subsidiaries, as consolidated and determined as of such date in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARY" means, as to any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "CONTRIBUTION" means the contribution by Rockwell International of Rockwell Collins to the Company, as more fully described in the Company's Information Statement.

         "DEBT" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DESIGNATED LENDER" means, with respect to any Designating Lender, an Eligible Designee designated by it pursuant to Section 9.07(a) as a Designated Lender for purposes of this Agreement.

         "DESIGNATING LENDER" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 9.07(a).

         "DISTRIBUTION" means the pro rata distribution of all the issued and outstanding shares of common stock of the Company to the shareowners of Rockwell International, as described in the Company's Information Statement.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

         "ELIGIBLE DESIGNEE" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

         "EURO-DOLLAR LOAN" means a Committed Loan that bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.07(b).

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.07(b) on the basis of the London Interbank Offered Rate.

         "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of The Chase Manhattan Bank, Bank of America, N.A. and Citibank, N.A., and "Euro-Dollar Reference Bank" means any of the foregoing.

         "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.16.

         "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Chase Manhattan Bank on such day on such transactions as determined by the Agent.

         "FIXED RATE LOANS" means Euro-Dollar Loans or Competitive Bid Loans (excluding Competitive Bid LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "FUNDED DEBT" of any Person means, at any date of computation, all indebtedness for borrowed money of such Person which by its terms matures more than 12 months after such date or which is extendible or renewable at the option of such Person to a time more than 12 months after such date; provided, however, that (i) Funded Debt shall include all obligations in respect of lease rentals which under GAAP appear on a balance sheet of such Person as a liability item other than a current liability, (ii) in the case of the Company, Funded Debt shall not include Subordinated Debt and (iii) outstanding preferred stock of a Restricted Subsidiary that is not owned by the Company or a Wholly-Owned Restricted Subsidiary shall be deemed to constitute a principal amount of Funded Debt equal to the par value or involuntary liquidation value, whichever amount is higher, of such preferred stock.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks.

         "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person; provided that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives and by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEMNITEE" has the meaning set forth in Section 9.03(b).

         "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Company may elect in such notice; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business

         Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month;

         (2) with respect to each Competitive Bid LIBOR Borrowing, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Company may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month;

         (3) with respect to each Competitive Bid Absolute Rate Borrowing, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Company may elect in accordance with Section 2.03; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

provided further that no Interest Period applicable to any Loan may end after the Termination Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "LIBOR AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a Committed Loan or a Competitive Bid Loan and "LOANS" means Committed Loans or Competitive Bid Loans or any combination of the foregoing.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(b).

         "MATERIAL DEBT" means a Single Issue (other than the Notes) of the Company and/or one or more of its Subsidiaries in a principal amount exceeding $50,000,000.

         "NOTES" means promissory notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Competitive Bid Borrowing (as defined in Section 2.03(f)).

         "NOTICE OF INTEREST RATE ELECTION" has the meaning specified in Section 2.09.

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

         "PRIME RATE" means the rate of interest publicly announced by The Chase Manhattan Bank from time to time as its Prime Rate.

         "PRINCIPAL PROPERTY" means any real property (including buildings and other improvements) of the Company or any Restricted Subsidiary whether currently owned or hereafter acquired (other than any property hereafter acquired for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or for purposes of developing a cogeneration facility or a small power production facility as such terms are defined in the Public Utility Regulatory Policies Act of 1978, as amended) which
(i) has, at any date of determination, a book value in excess of 5% of Shareowners' Equity and (ii) in the opinion of the board of directors of the Company (or any duly authorized committee thereof) is of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole.

         "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

         "REGULATION T, U OR X" means Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED BANKS" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans.

         "RESTRICTED SUBSIDIARY"" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but excluding the Termination Date.

         "ROCKWELL COLLINS" means the avionics and communications business and certain other assets and liabilities of Rockwell International.

         "ROCKWELL INTERNATIONAL" means Rockwell International Corporation, a Delaware corporation.

         "SEC" means the Securities and Exchange Commission.

         "SECURED DEBT" means indebtedness for borrowed money of the Company or a Restricted Subsidiary (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), which is secured by (a) a mortgage or other lien on any Principal Property of the Company or a Restricted Subsidiary or (b) a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary. The amount of Secured Debt at any time outstanding shall be the amount then owing thereon by the Company or a Restricted Subsidiary.

         "SHAREOWNERS' EQUITY" means, at any date of computation, the aggregate of capital stock, capital surplus and earned surplus, after deducting the cost of shares of capital stock of the Company held in its treasury, of the Company and its Restricted Subsidiaries, as consolidated and determined in accordance with GAAP.

         "SALE AND LEASE-BACK TRANSACTION" has the meaning specified in Section 5.08.

         "SINGLE ISSUE" means indebtedness for borrowed money arising in a single transaction or a series of related transactions. Indebtedness issued in discrete offerings but governed by a single shelf indenture shall not be aggregated as a Single Issue, but indebtedness owing to multiple lenders under parallel agreements comprising a single private placement and indebtedness arising from multiple takedowns under a single or a series of related commitments from one or more lenders shall be so aggregated.

         "SUBORDINATED DEBT" means any unsecured Debt of the Company which: (1) has a final maturity subsequent to the Termination Date; (2) does not provide for mandatory payment or retirement prior to said date, whether by means of serial maturities or sinking fund or other analogous provisions or plan, fixed or contingent, requiring, or which on the happening of a contingency may require, the payment or retirement of such Debt in amounts which as of any particular time would aggregate more than such portion of the original principal amount thereof as is obtained by multiplying such original principal amount by a fraction the numerator of which shall be the number of months elapsed from the date of creation of such Debt to such time and the denominator of which shall be the number of months from the date of creation thereof to the final maturity thereof; and (3) is expressly made subordinate and junior in right of payment to the Loans and such other Debt of the Company (except other Subordinated Debt) as may be specified in the instruments evidencing the Subordinated Debt or the indenture or other similar instrument under which it is issued (which indenture or other instrument shall be binding on all holders of such Subordinated Debt).

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Company.

         "TERMINATION DATE" means May 30, 2006, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "TOTAL CAPITALIZATION" means, at any date, the sum (without duplication) of (i) Consolidated Debt as of such date and (ii) all preferred stock of the Company and its Restricted Subsidiaries and the consolidated shareowners' equity of the Company and its Restricted Subsidiaries as of the date of the Company's most recent financial statements referred to in Section
4.04 or delivered pursuant to Section 5.01.

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary which, in accordance with the provisions of this Agreement, has been designated by the Company as an Unrestricted Subsidiary after the Effective Date, unless and until such Subsidiary shall, in accordance with the provisions of this Agreement, be designated by the Company as a Restricted Subsidiary; and (b) any corporation of which any one or more Unrestricted Subsidiaries directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary all of the outstanding capital stock of which, other than directors' qualifying shares, and all of the Funded Debt of which, shall at the time be owned by the Company or by one or more Wholly-Owned Restricted Subsidiaries, or by the Company in conjunction with one or more Wholly-Owned Restricted Subsidiaries.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

         SECTION 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Company pursuant to
Article 2 on a single date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "COMPETITIVE BID BORROWING" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).



                                    ARTICLE 2

                                   THE CREDITS


         SECTION 2.01. Commitments to Lend. (a) During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Within the foregoing limits, the Company may borrow under this
Section 2.01(a), repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01(a).

         (b) Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments.

         SECTION 2.02. Notice of Committed Borrowing. The Company shall give the Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (b) the aggregate amount of such Borrowing,

         (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate, and

         (d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. Competitive Bid Borrowings. (a) The Competitive Bid Option. In addition to Committed Borrowings pursuant to Section 2.01, the Company may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Competitive Bid Loans to the Company. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Competitive Bid Quote Request. When the Company wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Competitive Bid Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

The Company may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Competitive Bid Quote Request.

         (c) Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Company to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Competitive Bid Quotes. (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection
(d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Company of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

                  (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                           (A) the proposed date of Borrowing,

                           (B) the principal amount of the Competitive Bid Loan
                  for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted,

                           (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable London Interbank Offered Rate (the "COMPETITIVE BID MARGIN") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                           (D) in the case of an Absolute Rate Auction, the rate
                  of interest per annum (specified to the nearest 1/10,000th of 1%) (the "COMPETITIVE BID ABSOLUTE RATE") offered for each such Competitive Bid Loan, and

                           (E) the identity of the quoting Bank.

A Competitive Bid Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

                  (iii) Any Competitive Bid Quote shall be disregarded if it:

                           (A) is not substantially in conformity with Exhibit D
                  hereto or does not specify all of the information required by subsection (d)(ii);

                           (B) contains qualifying, conditional or similar
                  language;

                           (C) proposes terms other than or in addition to those
                  set forth in the applicable Invitation for Competitive Bid Quotes; or

                           (D) arrives after the time set forth in subsection
                  (d)(i).

         (e) Notice to Company. The Agent shall promptly notify the Company of the terms (x) of any Competitive Bid Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

         (f) Acceptance and Notice by Company. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "NOTICE OF COMPETITIVE BID BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. A failure by the Company to notify the Agent as aforesaid shall constitute non-acceptance of the offers so notified to it. The Company may accept any Competitive Bid Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                  (ii) the principal amount of each Competitive Bid Borrowing must be $25,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, and

                  (iv) the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

         (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address.

         (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing (or, in the case of a Base Rate Borrowing, prior to 12:00 Noon (New York City time) on the date of such Borrowing) that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this
Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at (i) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05. Notes. (a) Each Bank may, by notice to the Company and the Agent, request that (i) its Loans be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans or
(ii) its Loans of a particular type or types be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each reference in this Agreement to the "NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (b) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Company with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Company so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required. The Agent shall also record the date, amount, type and maturity of each Loan made by any Bank hereunder and the date and amount of each payment of principal made by the Company to the Agent with respect thereto.

         SECTION 2.06. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the Termination Date.

         (b) Each Competitive Bid Loan shall mature, and the principal amount thereof shall be due and payable (together with accrued interest thereon) on the last day of the Interest Period applicable thereto.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan that is prepaid or converted to a Euro-Dollar Loan, on the date of such prepayment or conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate per annum appearing on the Screen at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days before the first day of such Interest Period as the rate per annum for deposits in dollars with a maturity comparable to such Interest Period. If no rate appears on the Screen for the necessary period, then the "London Interbank Offered Rate" with respect to such Interest Period shall be the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered by each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         The "SCREEN" means Telerate Page 3750; provided that the Agent may nominate an alternative source of screen rates if such page is replaced by another which display rates for inter-bank deposits offered by leading banks in London.

         (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered by such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         (d) Subject to Section 8.01(a), each Competitive Bid LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(b) as if the related Competitive Bid LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Competitive Bid Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Competitive Bid Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Company and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (f) Each Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Euro-Dollar Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Company in the applicable Notice of Committed Borrowing. Thereafter, the Company may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.08(d) and the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Company may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                  (ii) if such Loans are Euro-Dollar Loans, the Company may elect to convert such Loans to Base Rate Loans or continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case as of the last day of the then current Interest Period applicable thereto.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent not later than 12:00 noon (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $25,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Company shall be deemed to have elected that, at the end of such Interest Period, such Group of Loans be continued as Euro-Dollar Loans for an additional Interest Period of one month (subject to the provisions of the definition of Interest Period).

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.08(a);

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

         Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Promptly after receiving a Notice of Interest Rate Election from the Company pursuant to Section 2.08(a), the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Company.

         (d) The Company shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $25,000,000 or (ii) a Default shall have occurred and be continuing when the Company delivers notice of such election to the Agent.

         (e) If any Committed Loan is converted to a different type of Loan, the Company shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

         SECTION 2.09. Facility Fee. The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue
(i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.10. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

         SECTION 2.11. Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date.

         SECTION 2.12. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Loans to Section 2.14, the Company may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Base Rate Loans (or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or (ii) upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group (or Borrowing).

         (b) Except as provided in Section 2.12(a), the Company may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company.

         SECTION 2.13. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.14. Funding Losses. If the Company makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if the Company fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.08(c) or 2.12(c), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.16. Regulation D Compensation. Each Bank may require the Company to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest
(x) shall so notify the Company and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Company at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         SECTION 2.17. Commitment Increase; Additional Banks. (a) The Company may, upon at least 30 days' notice to the Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments to an amount not to exceed $625,000,000 (the amount of any such increase, the "COMMITMENT INCREASE"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following its receipt of such notice from the Agent, to elect by notice to the Company and the Agent to increase its Commitment by a principal amount up to that amount which bears the same ratio to the Commitment Increase as its then existing Commitment bears to the aggregate Commitments then existing.

         (b) If any Bank party to this Agreement shall not elect to increase its Commitment by the full amount permitted by subsection (a) of this Section, the Company with the consent of the Agent may designate one or more other banks or other financial institutions (which may be, but need not be, one or more of the existing Banks) which at the time agree in the case of any such bank that is an existing Bank to increase its Commitment and, in the case of any other such bank (an "ADDITIONAL BANK"), to become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection
(b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Commitment Increase.

         (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.17 shall become effective upon the receipt by the Agent of an agreement in form and substance satisfactory to the Agent signed by the Company, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Company with respect to the Commitment Increase and such opinions of counsel for the Company with respect to the Commitment Increase as the Agent may reasonably request.

         (d) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.17, within five Domestic Business Days, in the case of Base Rate Loans then outstanding, and at the end of the then current Interest

Period with respect thereto, in the case of Euro-Dollar Loans then outstanding, the Company shall prepay or repay such Loans in their entirety and, to the extent the Company elects to do so and subject to the conditions specified in
Article 3 of this Agreement, the Company shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.



                                    ARTICLE 3

                                   CONDITIONS


         SECTION 3.1. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

                  (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) receipt by the Agent of an opinion of the General Counsel of the Company, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (c) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (d) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

         provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 15, 2001. The Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a) receipt by the Agent of a Notice of Borrowing as required by
Section 2.02 or 2.03, as the case may be;

         (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

         (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

         (d) the fact that the representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Sections 4.04, 4.05 and 4.06, which are made only as of the date hereof) shall be true on and as of the date of such Borrowing; and

         (e) receipt by the Agent of evidence satisfactory to it of the consummation of the Contribution substantially as contemplated by the Company's Information Statement.

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clause (d) of this Section.



                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES


         The Company represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and will have on and as of the Effective Date all material governmental licenses, authorizations, consents and approvals required to carry on its business.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, do not contravene any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company and do not contravene, or constitute a material default under, any debt instrument known to the Company to be binding upon it.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms.

         SECTION 4.04. Financial Information. (a) The statement of assets and liabilities of Rockwell Collins as of September 30, 2000 and the related statements of operations, cash flows and changes in Rockwell International's invested equity and comprehensive income for the fiscal year then ended, reported on by independent public accountants and set forth in the Company's Information Statement, a copy of which has been delivered to each of the Banks, fairly present, in all material respects, in conformity with GAAP, the assets and liabilities of Rockwell Collins as of such date and its results of operations, cash flows and changes in Rockwell International's invested equity and comprehensive income for such fiscal year.

         (b) The unaudited statement of assets and liabilities of Rockwell Collins as of December 31, 2000 and the related unaudited consolidated statements of operations, cash flows and changes in Rockwell International's invested equity and comprehensive income for the three months then ended, set forth in the Company's Information Statement fairly present, in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the assets and liabilities of Rockwell Collins as of such date and its results of operations, cash flows and changes in Rockwell International's invested equity and comprehensive income for such three-month period (subject to normal year-end adjustments).

         (c) As of the Effective Date, there will have been no material adverse change in the financial condition, business or operations of Rockwell Collins from that reflected in the Company's Information Statement.

         SECTION 4.05. Litigation. Except as disclosed in the Company's Information Statement, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable probability of an adverse decision which could materially adversely affect the business or consolidated financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.06. Environmental Matters. Expenditures by the Company and its Consolidated Subsidiaries for environmental capital investment and remediation necessary to comply with present Environmental Laws and other expenditures for the resolution of existing environmental claims known to the Company are not expected by management of the Company to have a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole.

                                    ARTICLE 5

                                    COVENANTS


         The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder remains unpaid:

         SECTION 5.01. Information. The Company will deliver to each of the
Banks:

         (a) within 120 days after the end of each fiscal year of the Company, the Company's Annual Report to Shareowners and annual report on Form 10-K for such fiscal year, as filed with the Commission;

         (b) within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the Company's quarterly report on Form 10-Q for such fiscal quarter, as filed with the Commission;

         (c) simultaneously with the delivery of each set of financial statements referred to in clause (a), a certificate of the chief financial officer, the treasurer or the controller of the Company stating whether any Default exists on the date of such financial statements;

         (d) within 10 days after the chief financial officer, the treasurer or the controller of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the controller of the Company setting forth the details thereof;

         (e) promptly upon the filing thereof, copies of all reports on Form 8-K (or its equivalent) which the Company shall have filed with the Commission; and

         (f) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Maintenance of Existence. The Company will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.02 shall prohibit a merger or consolidation permitted by Section 5.06.

         SECTION 5.03. Compliance with Laws. The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, environmental laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) non-compliance would not, in the reasonable judgment of the Company, have a material adverse effect on the financial condition, business or operation of the Company and its Consolidated Subsidiaries, considered as a whole.

         SECTION 5.04. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company for its general corporate purposes, including but not limited to commercial paper backstop, acquisitions and stock repurchases. None of such proceeds will be used in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 5.05. Debt to Capitalization. Consolidated Debt will at no time after the Contribution exceed 60% of Total Capitalization.

         SECTION 5.06. Mergers, Consolidations and Sales of Assets. (a) The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless

                  (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States or any State or the District of Columbia, and shall expressly assume, in form satisfactory to the Agent, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Loans and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (3) the Company shall have delivered to the Agent a certificate of a duly authorized officer of the Company and an opinion of legal counsel to the Company (which shall be reasonably acceptable to the Agent), each stating that such consolidation, merger, conveyance or transfer comply with this Section 5.06(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

         (b) Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 5.06(a), the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Agreement and the Notes and may be liquidated and dissolved.

         (c) If, upon any consolidation or merger of the Company with or into any corporation, or upon the conveyance or transfer by the Company of its properties and assets substantially as an entirety in accordance with Section 5.06(a) to any Person, any Principal Property owned by the Company or a Restricted Subsidiary immediately prior thereto would thereupon become subject to any Lien not permitted by Section 5.07, the Company will, prior to such consolidation, merger, conveyance or transfer, secure the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Loans then outstanding (equally and ratably with any other Debt of the Company then entitled to be so secured) by a direct Lien on such Principal Property, together with any other properties and assets of the Company or of any such Restricted Subsidiary, whichever shall be the owner of any such Principal Property, which would thereupon become subject to any such Lien, prior to all Liens other than any theretofore existing thereon.

         SECTION 5.07. Limitations on Liens. The Company shall not at any time create, incur, assume or suffer to exist, and shall not cause, suffer or permit a Restricted Subsidiary to create, incur, assume or suffer to exist, any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Loans then outstanding shall be secured equally and ratably with such Secured Debt, so long as such Secured Debt shall exist; provided, however, that this Section 5.07 shall not prevent any of the following:

         (a) (i) any Lien on any property hereafter acquired (including acquisition through merger or consolidation) or constructed by the Company or a Restricted Subsidiary and created contemporaneously with, or within twelve months after, such acquisition or the completion of construction to secure or provide for the payment of all or any part of the purchase price of such property or the cost of construction thereof, as the case may be; or (ii) any mortgage on property (including any unimproved portion of partially improved property) of the Company or a Restricted Subsidiary created within twelve months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction; or (iii) the acquisition of property subject to any Lien upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Restricted Subsidiary;

         (b) Liens on capital stock hereafter acquired by the Company or any Restricted Subsidiary, provided that the aggregate cost to the Company and its Restricted Subsidiaries of all capital stock subject to such Liens does not exceed 10% of Shareowners' Equity;

         (c) any Lien securing Debt of a corporation which is a successor to the Company to the extent permitted by Section 5.06; or securing Debt of a Restricted Subsidiary outstanding at the time it became a Restricted Subsidiary; or securing Debt of any Person outstanding at the time it is merged with, or all or substantially all of its properties are acquired by, the Company or any Restricted Subsidiary, provided that such Lien does not extend to any other properties of the

Company or any Restricted Subsidiary; or existing on the property or on the outstanding shares or Debt of a corporation at the time it becomes a Restricted Subsidiary; or created, incurred or assumed in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any Federal, State or municipal government or other governmental body or agency;

         (d) any Lien created in connection with any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any Debt secured by a Lien permitted by the foregoing provisions of this Section 5.07 upon the same property theretofore subject thereto (plus improvements on such property), provided that the amount of such Debt outstanding at that time shall not be increased;

         (e) Liens or deposits made in connection with contracts (which term includes subcontracts under such contracts) with or made at the request of the United States or any department or agency thereof, insofar as such Liens or deposits relate to property manufactured, installed or constructed by or to be supplied by, or property furnished to, the Company or a Restricted Subsidiary pursuant to, or to enable the performance of, such contracts, or property the manufacture, installation, construction or acquisition of which is financed pursuant to, or to enable the performance of, such contracts; or deposits or Liens, made pursuant to such contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such contracts; or the assignment or pledge, to the extent permitted by law, of the right, title and interest of the Company or a Restricted Subsidiary in and to any such contract, or in and to any payments due or to become due thereunder, to secure Debt incurred for funds or other property supplied, constructed or installed for or in connection with the performance by the Company or such Restricted Subsidiary of its obligations under such contracts;

         (f) mechanics', materialmen's, carriers' or other like Liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such Liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts involving the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;

         (g) any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions, social security or similar matters;

         (h) the Liens of taxes, assessments or other governmental charges or levies not at the time due, or the validity of which is being contested in good faith;

         (i) judgment Liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

         (j) easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;

         (k) the landlord's interest under any lease of property;

         (l) leases granted to others in the ordinary course of business;

         (m) Sale and Lease-Back Transactions to the extent permitted by Section 5.08; and

         (n) contracts for the manufacture, construction, installation or supply of property, products or services providing for a Lien upon advance, progress or partial payments made pursuant to such contracts and upon any material or supplies acquired, manufactured, constructed, installed or supplied in connection with the performance of such contracts to secure such advance, progress or partial payments.

Notwithstanding the foregoing provisions of this Section 5.07, the Company and any one or more Restricted Subsidiaries may create, incur, assume or suffer to exist Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted under clauses (a) through (o) above) and the aggregate value of the Sale and Lease-Back Transactions (as defined in Section 5.08) in existence at such time (not including Sale and Lease-Back Transactions the proceeds of which have been or will be applied in accordance with clause (b) of Section 5.08), does not at the time exceed 10% of Shareowners' Equity.

         SECTION 5.08. Limitations on Sale and Lease-Back. The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or one or more Restricted Subsidiaries, or both) any Principal Property owned by it and which has been in full operation for more than 180 days prior to such sale or transfer with the intention (i) of taking back a lease on such property, except a lease for a temporary period (not exceeding 36 months), and (ii) that the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of the term of such lease (any such transaction being herein referred to as a "SALE AND LEASE-BACK TRANSACTION"), unless

         (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5.07 hereof, to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Loans; or

         (b) the Company or a Restricted Subsidiary shall, within 180 days of the effective date of any such transaction, apply an amount equal to the value of the property so leased (i) to the retirement (other than any mandatory retirement) of Consolidated Funded Debt or Debt then outstanding of the Company or any Restricted Subsidiary that was Funded Debt at the time it was created (other than Consolidated Funded Debt or such other Debt owned by the Company or any Restricted Subsidiary), or (ii) to the purchase of Principal Property having a value at least equal to the value of such property; provided, however, that the amount to be so applied pursuant to the preceding clause (i) or (ii) shall be reduced by (A) the principal amount of any Loans repaid within 180 days of the effective date of any such transaction and (B) the principal amount of Consolidated Funded Debt or Debt that was Funded Debt at the time it was created (other than Loans) retired by the Company or a Restricted Subsidiary within 180 days of the effective date of any such transaction; or

         (c) the Sale and Lease-Back Transaction involved was an industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any Federal, State or municipal government or other governmental body or agency.

         The term "value" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value of such property at the time of entering into such Sale and Lease-Back Transaction, as determined by the board of directors of the Company (or a duly authorized committee thereof), in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

         SECTION 5.09. Limitations on Change in Subsidiary Status. The Company may designate any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, subject to the provisions set forth below:

         (a) the Company will not permit any Subsidiary to be designated as an Unrestricted Subsidiary unless at the time of such designation the Subsidiary so designated does not own, directly or indirectly, any capital stock of any Restricted Subsidiary or any Funded Debt or Secured Debt of the Company or any Restricted Subsidiary;

         (b) the Company will not permit any Restricted Subsidiary to be designated as, or otherwise to become, an Unrestricted Subsidiary unless immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, no Default shall exist;

         (c) the Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless immediately after such Unrestricted Subsidiary becomes a Restricted Subsidiary, no Default shall exist; and

         (d) promptly after the designation of any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, there shall be filed with the Agent, a certificate of a duly authorized officer of the Company stating that the provisions of this Section have been complied with in connection with such designation.



                                    ARTICLE 6

                                    DEFAULTS


         SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

         (a) the Company shall fail to pay when due any principal of any Loan, or shall fail to pay within 10 days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

         (b) the Company shall fail to observe or perform any covenant or agreement contained in Article 5 for 90 days after notice thereof has been given to the Company by the Agent at the request of any Bank;

         (c) any representation or warranty made by the Company (i) in Article 4 or (ii) pursuant to Section 3.02 on the date of any Borrowing shall prove to have been incorrect in any material respect when made (or deemed made);

         (d) the Company or any of its Subsidiaries shall fail to pay the principal of or interest on Material Debt when due, or within any applicable grace period, in accordance with the instrument or agreement under which the same was created;

         (e) any event or condition shall occur (including failure to pay principal or interest) which results in the acceleration of the maturity of Material Debt;

         (f) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

         (g) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (f) or (g) above, without any notice to the Company or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(b) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                    ARTICLE 7

                                    THE AGENT


         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. The Chase Manhattan Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and The Chase Manhattan Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or, when expressly required hereby, all the Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agent. The Agent may resign at any time by giving 30 days' notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. Agent's Fee. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.



                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES


         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Loans:

         (a) the Agent is advised by the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Euro- Dollar Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of Euro-Dollar Loans, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Company notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Competitive Bid LIBOR Borrowing, the Competitive Bid LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. (a) If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank.

         (b) If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Competitive Bid Quote, in the case of any Competitive Bid Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 8.03, the Company shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than 90 days prior to the date on which such Bank notifies the Agent and the Company that it proposes to demand such compensation and identifies to the Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such Bank did not know that such amount would arise or accrue.

         SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Company pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located or by any State, possession or territory of the United States in which such Bank or the Agent (as the case may be) is doing business and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

         "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

         (b) Any and all payments by the Company to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Company agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Bank has failed to provide the Company with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Company is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the sole judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

         SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or
8.04 with respect to its Euro-Dollar Loans and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks). If such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

                                    ARTICLE 9

                                  MISCELLANEOUS


         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article 2 or Article 8 shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Company agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such

Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness hereunder. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, if acquired pursuant to the foregoing arrangements or if the Company has otherwise received notice of the granting of such participation, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent (which may not be unreasonably withheld) of the Company (so long as no Event of Default exists) and the Agent; provided that, if an Assignee is an Approved Fund, an affiliate of such transferor Bank or was a Bank immediately before such assignment, no such consent shall be required, and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Competitive Bid Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required and requested, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) The Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in the State of Delaware or New York a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

         SECTION 9.07. Designated Lenders. (a) Subject to the provisions of this subsection (a), any Bank may at any time designate an Eligible Designee to provide all or a portion of the Loans to be made by such Bank pursuant to this Agreement; provided that such designation shall not be effective unless the Company and the Agent consent thereto (which consents shall not be unreasonably withheld). When a Bank and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit H hereto (a "DESIGNATION AGREEMENT") and the Company and the Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Lender pursuant to Section 2.01 or 2.03, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loans or portion thereof were made by the Designating Lender. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; provided that
(x) its voting rights under this Agreement shall be exercised solely by its Designating Lender and (y) its Designating Lender shall remain solely responsible to the other parties hereto for the performance of such Designated

Lender's obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional Note shall be required to evidence the Loans or portion thereof made by a Designated Lender; and the Designating Lender shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Company nor the Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may, with notice to (but without the prior written consent of) the Company and the Agent, (i) assign all or portions of its interest in any Loans to its Designating Lender or to any financial institutions consented to by the Company and the Agent that provide liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by it and (ii) disclose on a confidential basis pursuant to a confidentiality agreement satisfactory in form and substance to the Company any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

         (b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Lender for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This subsection (b) shall survive the termination of this Agreement.

         SECTION 9.08. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.11. Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    NEW ROCKWELL COLLINS, INC.
                                    (to be renamed Rockwell Collins, Inc.)


                                    By:
                                       -----------------------------------------
                                         Title:
                                         Address:
                                         Attention:
                                         Telecopy:

           COMMITMENTS

           $60,000,000              THE CHASE MANHATTAN BANK


                                    By:
                                       -----------------------------------------
                                         Title:


           $45,000,000              BANK OF AMERICA, N.A.


                                    By:
                                       -----------------------------------------
                                         Title:


           $45,000,000              THE INDUSTRIAL BANK OF JAPAN, LTD.


                                    By:
                                       -----------------------------------------
                                         Title:

           $45,000,000              UBS WARBURG


                                    By:
                                       -----------------------------------------
                                         Title:


           $37,500,000              BANK ONE, N.A.


                                    By:
                                       -----------------------------------------
                                         Title:


           $37,500,000              CITICORP USA INC. (CUSA)


                                    By:
                                       -----------------------------------------
                                         Title:


           $37,500,000              FIRST UNION NATIONAL BANK


                                    By:
                                       -----------------------------------------
                                         Title:


           $37,500,000              MELLON BANK, N.A.


                                    By:
                                       -----------------------------------------
                                         Title:


           $37,500,000              WELLS FARGO BANK,
                                    NATIONAL ASSOCIATION


                                    By:
                                       -----------------------------------------
                                         Title:


                                    By:
                                       -----------------------------------------
                                         Title:

           $25,000,000              THE BANK OF NEW YORK


                                    By:
                                       -----------------------------------------
                                         Title:


           $25,000,000              CREDIT LYONNAIS NEW YORK BRANCH


                                    By:
                                       -----------------------------------------
                                         Title:



           $25,000,000              FIRSTAR BANK, N.A.


                                    By:
                                       -----------------------------------------
                                         Title:


           $25,000,000              KEY BANK NATIONAL ASSOCIATION


                                    By:
                                       -----------------------------------------
                                         Title:


           $17,500,000              THE MITSUBISHI TRUST
                                    AND BANKING CORPORATION


                                    By:
                                       -----------------------------------------
                                         Title:
           -----------------
           TOTAL COMMITMENTS

           $500,000,000
           =================

                                    THE CHASE MANHATTAN BANK, as Agent


                                    By:
                                       -----------------------------------------
                                         Title:
                                         Address:
                                         Attention:
                                         Telecopy: